Exhibit 2.1

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4201 Telephone (775) 684-5708 Fax (775) 684-7138

AMERICAN CORPORATE ENTERPRISES, INC.	Job: C20180518-0556
May 18, 2018

Special Handling Instructions:
ARST EMAILED 05/18/18 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended & Restated Articles	20180227548-09	5/17/2018 4:50:28 PM	1	$2,750.00	$2,750.00
Total					$2,750.00

Payments

Type	Description	Amount
Credit	5266842848936473803086|	$2,750.00
Total		$2,750.00
	Credit Balance:	$0.00

Job Contents:

File Stamped Copy	1

AMERICAN CORPORATE ENTERPRISES, INC.

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180227548-09
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 05/17/2018 4:50 PM
	Entity Number: C7816-1998

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Rooshine Inc.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Rooshine Inc., a corporation organized and existing under the State of Nevada, hereby certifies as follows:
1. The name of the corporation is Rooshine Inc. [Restatement and Amendment continues- please see attached]

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 1-5-15

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ROOSHINE INC.

Rooshine Inc., a corporation organized and existing under the State of Nevada, hereby certifies as follows:

1.          The name of the corporation is Rooshine Inc. The date of filing of its original Articles of Incorporation (the “Original Articles”) with the Secretary of State was April 9, 1998 and the name under which the corporation was originally incorporated is Columbialum, Ltd.

2.          This Amended and Restated Articles of Incorporation restates and integrates and further amends the Original Articles of the corporation by increasing the number of authorized shares of common stock, $0,001 par value, from 500,000,000 to 5,500,000,000.

3.          This Amended and Restated Articles of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of the General Corporation Law of the State of Nevada and written notice of the adoption of this Amended and Restated Articles of Incorporation has been given to every stockholder entitled to such notice.

4.          The text of the Original Articles, as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

ARTICLE 1

The name of the corporation is Rooshine Inc. (the “Company”).

ARTICLE 2

The address of the Company’s registered offices in the State of Nevada is 123 West NYE Lane Suite 123, Carson City, NV 89706. The name of its registered agent at such address is American Corporate Enterprises, Inc.

ARTICLE 3

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

ARTICLE 4

The total number of shares of stock of all classes which the Company has authority to issue is 5,500,200,000 shares, of which 5,500,000,000 shares shall be common stock, with a par value of $0.001 per share (“Common Stock”), and 200,000 shares shall be preferred stock, with a par value of $0.001 per share (“Preferred Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

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PREFERRED STOCK

Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of shares of any particular series and, if and to the extent from time to time required by law, by filing an amendment to the Articles of Incorporation pursuant to the General Corporation Law of the State of Nevada (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series, all to the maximum extent permitted by the General Corporation Law of the State of Nevada as in effect on the date hereof or as hereafter amended. The vested authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

(a)          the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 200,000;

(b)          the annual dividend rate, if any, on shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

(c)          whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d)          the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;

(e)          whether shares of such series shall be convertible into, or exchangeable for, shares of, stock of any other class or classes, any stock of any series of the same class or any other Class or classes or any evidence of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)          whether the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

(g)          the rights of the shares of such series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Company;

(h)         whether the shares of such series shall be entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Company or any subsidiary, (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company; and

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(i)           any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan after the date hereof, relating to any such series.

Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Company, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

COMMON STOCK

Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

(a)        dividends may be declared and paid or set apart for payment upon Common Stock out of any assets or funds of the Company legally available for the payment of dividends and may be payable in cash, stock or otherwise;

(b)         the holders of Common Stock shall have the exclusive right to vote for the election of directors (other than in the case of newly created directorships and vacancies, which shall be filled solely by the remaining directors as set forth in Article 6 hereof) and on all other matters requiring stockholder action, each share being entitled to one vote; and

(c)         upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the net assets of the Company shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

DENIAL OF PREEMPTIVE RIGHTS AND CUMULATIVE VOTING

No holder of any stock of the Company shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Company, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

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No holder of any stock of the Company shall have the right of cumulative voting at any election of directors or upon any other matter.

ARTICLE 5

The Company is to have perpetual existence.

ARTICLE 6

All power of the Company shall be vested in and exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law. For the management of the business and for the conduct of the affairs of the Company, and in further creation, definition, limitation and regulation of the power of the Company and of its directors and stockholders, it is further provided:

A.       ELECTIONS OF DIRECTORS. Elections of Directors need not be by written ballot unless the Bylaws of the Company shall so provide.

B.       NUMBER, ELECTION AND TERMS OF DIRECTORS. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time pursuant to the Bylaws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall hold office until the next annual meeting at which their successors are elected and qualified or until their earlier resignation or removal.

C.       REMOVAL OF DIRECTORS. Subject to the rights of any class or series of stock having preference over Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, at any regular meeting or special meeting called expressly for that purpose, any director or the entire Board of Directors may be removed with or without cause and a successor or successors appointed by vote of the holders of in excess of fifty percent (50%) of the shares then issued and outstanding and entitled to vote at an election of directors.

Except as may otherwise be provided by law, cause for removal shall be construed to exist only if during a director’s term as a director of the Company: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Company in a manner of substantial importance to the Company and such adjudication is no longer subject to direct appeal; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetence directly affects his or her ability as a director of the Company, and such adjudication is no longer subject to direct appeal.

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D.           STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders or by consent in writing of the holders required to take such action. Except as otherwise required by law and subject to the rights of holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

E.            BYLAW AMENDMENTS. The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws, except so far as the Bylaws adopted by the stockholders shall otherwise provide. Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

F.            LIABILITY OF DIRECTORS.

1.           No director of the Company shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article 6 shall not eliminate or limit the liability of a director of the Company: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under the General Corporation Law of the State of Nevada, or (iv) for any transaction from which the director derived an improper personal benefit.

2.          If the General Corporation Law of the State of Nevada hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Company, then the liability of a director of the Company shall be limited to the fullest extent permitted by the General Corporation Law of the State of Nevada, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Company provided by the provisions of this Section F of this Article 6.

3.          Any amendment, repeal or modification of this Section F of this Article 6 shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such amendment, repeal or modification.

4.          The Company shall be obligated at all times to maintain the effectiveness of Bylaw provisions providing for the mandatory indemnification of the directors of the Company to the maximum extent permitted by the General Corporation Law of the State of Nevada.

ARTICLE 7

The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, said Rooshine Inc. has caused this Amended and Restated Articles of Incorporation to be signed by Larry R. Curran, its CEO and Director this 19th day of April, 2018.

ROOSHINE INC.

By:	/s/ Larry R. Curran
Larry R. Curran
Its: CEO and Director

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NOTARY ACKNOWLEDGEMENT

STATE OF FL

COUNTY OF VOLUSIA

The foregoing was acknowledged to me this 19th day of April, 2018 by Larry R. Curran, well known to me and who produced a FL driver’s license as identification.

/s/ Janet A Marks
NOTARY PUBLIC

Notary Seal

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